Exhibit (a)(3)

INSEEGO CORP.

LETTER OF TRANSMITTAL AND CONSENT

Offer to Exchange

Up to $120,000,000 Aggregate Principal Amount of 5.50% Convertible Senior Notes due 2022 to be Issued by Inseego Corp. for Up to $120,000,000 Aggregate Principal Amount of Outstanding 5.50% Convertible Senior Notes due 2020 Issued by Novatel Wireless, Inc. (CUSIP No. 66987MAE9) and Solicitation of Consents to Amend the Related Indenture and Notes

THE EXCHANGE OFFER WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 5, 2017, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOVATEL WIRELESS NOTES TENDERED IN THE EXCHANGE OFFER MAY BE VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION DATE. BY TENDERING YOUR NOVATEL WIRELESS NOTES, YOU WILL BE DEEMED TO HAVE VALIDLY DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE NOVATEL WIRELESS INDENTURE AND THE NOVATEL WIRELESS NOTES. CONSENTS MAY BE REVOKED PRIOR TO THE EXPIRATION DATE BY VALIDLY WITHDRAWING THE RELATED TENDER OF NOVATEL WIRELESS NOTES PRIOR TO THE EXPIRATION DATE.

Deliver to the Exchange Agent:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Peter Aymar	By Regular, Registered or Certified Mail, By Overnight Courier or By Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Peter Aymar	For Information or Confirmation: (212) 232-3235

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

The undersigned hereby acknowledges receipt of the prospectus dated December 7, 2016 (as it may be amended or supplemented from time to time, the “Prospectus”) of Inseego Corp., as issuer (“Inseego”), and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offer of Inseego (the “exchange offer”) to exchange $120,000,000 aggregate principal amount of its 5.50% Convertible Senior Notes due 2022 (the “Inseego Notes”), for any and all of the outstanding 5.50% Convertible Senior Notes due 2020 (the “Novatel Wireless Notes”) issued by Novatel Wireless, Inc. (“Novatel Wireless”), and (b) the solicitation of consents (the “consent solicitation”) to amend the indenture governing the Novatel Wireless Notes (the “Novatel Wireless Indenture”) and the Novatel Wireless Notes, in the case of each of (a) and (b) above, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

The consummation of the exchange offer is subject to, and conditional upon, among other things, the receipt of valid consents to the proposed amendments from the holders of a majority of the outstanding aggregate principal amount of the Novatel Wireless Notes (the “Requisite Consents”) and at least 98% of the outstanding principal amount of Novatel Wireless Notes being validly tendered and not properly withdrawn prior to the Expiration Date (the “Minimum Tender Condition”). We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the exchange offer and consent solicitation has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offer must be satisfied or, where permitted, waived, on or prior to the Expiration Date.

This Letter of Transmittal is to be used to accept the exchange offer (and to provide the related consent) if the Novatel Wireless Notes are (i) to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”) or (ii) held in certificated form and thus are to be physically delivered to the exchange agent. Unless you intend to tender Novatel Wireless Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offer.

Holders of Novatel Wireless Notes tendering Novatel Wireless Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP and, in that case, need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer and consent solicitation as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of Novatel Wireless Notes pursuant to a notice of guaranteed delivery is not permitted, and any Novatel Wireless Notes so delivered shall not be considered validly tendered.

Holders of Novatel Wireless Notes held in certificated form tendering any of those Novatel Wireless Notes must complete, execute and deliver this Letter of Transmittal, any signature guarantees and other required documents, as well as the certificate representing those Novatel Wireless Notes that the holder wishes to tender in the exchange offer. Delivery is not complete until the required items are actually received by the exchange agent.

Holders tendering Novatel Wireless Notes will thereby consent to the proposed amendments to the Novatel Wireless Indenture and the Novatel Wireless Notes, as described in the Prospectus. The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the Novatel Wireless Notes tendered.

Assuming the conditions to the exchange offer, including the receipt of the Requisite Consents and the satisfaction of the Minimum Tender Condition, are satisfied or, where permitted, waived, Inseego will issue new Inseego Notes in book-entry form on or about the second business day following the Expiration Date (the “Settlement Date”).

The exchange agent will act as agent for participating holders of the Novatel Wireless Notes for the purpose of receiving consents and Novatel Wireless Notes from, and transmitting the Inseego Notes to, such holders. DTC will receive the Inseego Notes from Inseego and deliver Inseego Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives Inseego Notes with respect to Novatel Wireless Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offer and the consent solicitation means any person in whose name Novatel Wireless Notes are registered on the books of Novatel Wireless or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offer and the consent solicitation. Holders who wish to tender their Novatel Wireless Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

To effect a valid tender of Novatel Wireless Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Novatel Wireless Notes Tendered and in Respect of Which Consents Are Delivered” below and sign this Letter of Transmittal where indicated.

The Inseego Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Failure to provide the information necessary to effect delivery of Inseego Notes will render a tender defective, and Inseego will have the right, which it may waive, to reject such tender.

The Novatel Wireless Notes to which this Letter of Transmittal relates should be listed below. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF NOVATEL WIRELESS NOTES TENDERED AND IN RESPECT OF WHICH CONSENTS ARE DELIVERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes Are Held (Please fill in, if blank)	Certificate Numbers*	Aggregate Principal Amount Represented**	Principal Amount Tendered and as to which Consents Are Delivered***

*	Need not be completed by Holders tendering by book-entry transfer (see below).
**	Unless otherwise indicated in the column labeled “Principal Amount Tendered and as to which Consents Are Delivered” and subject to the terms and conditions set forth in the Prospectus, a Holder will be deemed to have tendered, and delivered consents to the proposed amendments with respect to, the entire aggregate principal amount represented by the Novatel Wireless Notes indicated in the column labeled “Aggregate Principal Amount Represented.”
***	For a valid tender, consent must be given for all Novatel Wireless Notes tendered. Accordingly, consents will be deemed to be delivered for all Novatel Wireless Notes tendered.
☐	CHECK HERE IF TENDERED NOVATEL WIRELESS NOTES ARE ENCLOSED HEREWITH.
☐	CHECK HERE IF TENDERED NOVATEL WIRELESS NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC, AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Novatel Wireless Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offer, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the Novatel Wireless Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such Novatel Wireless Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed this Letter of Transmittal and transmitted it to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to Inseego, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount of Novatel Wireless Notes indicated in the table above entitled “Description of Novatel Wireless Notes Tendered and in Respect of Which Consents Are Delivered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Novatel Wireless Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts, to the proposed amendments, described in the Prospectus, to the Novatel Wireless Indenture and the Novatel Wireless Notes and to the execution of a supplemental indenture (the “Supplemental Indenture”) (and directs the trustee to execute the Supplemental Indenture) effecting such proposed amendments.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked and tendered Novatel Wireless Notes may not be withdrawn after the Expiration Date, which is immediately after 11:59 p.m., New York City time, on January 5, 2017, unless extended.

If the undersigned is not the registered holder of the Novatel Wireless Notes indicated in the table above entitled “Description of Novatel Wireless Notes Tendered and in Respect of Which Consents Are Delivered” or such holder’s legal representative or attorney-in-fact (or, in the case of Novatel Wireless Notes held through DTC, the DTC participant for whose account such Novatel Wireless Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such Novatel Wireless Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of the exchange offer is subject to, and conditional upon, among other things, the receipt of the Requisite Consents and the satisfaction of the Minimum Tender Condition. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the exchange offer and consent solicitation has been declared effective by the SEC. All conditions to the exchange offer must be satisfied or, where permitted, waived, on or prior to the Expiration Date.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offer, Novatel Wireless Notes validly tendered and accepted for exchange will be exchanged for Inseego Notes. The undersigned understands that, under certain circumstances, Inseego may not be required to accept any of the Novatel Wireless Notes tendered (including any Novatel Wireless Notes tendered after the Expiration Date). If any Novatel Wireless Notes are not accepted for exchange for any reason or if Novatel Wireless Notes are withdrawn, such unexchanged or withdrawn Novatel Wireless Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of Inseego Notes in exchange for Novatel Wireless Notes tendered upon the terms and subject to the conditions of the exchange offer, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of Inseego all right, title and interest in and to, and all claims in respect of, or arising or having arisen as a result of the undersigned’s status as a holder of, such Novatel Wireless Notes;

(2)	represents and warrants that such Novatel Wireless Notes were owned as of the date of tender and, upon acceptance of such Novatel Wireless Notes for exchange, will be transferred, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

(3)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” to the Novatel Wireless Indenture and the Novatel Wireless Notes.

The undersigned understands that tenders of Novatel Wireless Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by Inseego, will constitute a binding agreement between the undersigned and Inseego upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Novatel Wireless Notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of Inseego and Novatel Wireless) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such Novatel Wireless Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of Inseego;

(2)	present such Novatel Wireless Notes for transfer of ownership on the books of Inseego;

(3)	deliver to Inseego this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments;

(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Novatel Wireless Notes, all in accordance with the terms of the exchange offer, as described in the Prospectus; and

(5)	receive, on behalf of the undersigned, the Inseego Notes issuable in respect of such Novatel Wireless Notes upon their acceptance for exchange.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death, disability, incapacity, dissolution or liquidation of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offer and consent solicitation, and the undersigned’s acceptance of the exchange offer and consent solicitation, do not contravene the applicable laws of where it is located and that its participation in the exchange offer and consent solicitation will not impose on Inseego or Novatel Wireless any requirement to make any deliveries, filings or registrations. The undersigned hereby represents and warrants as follows:

(1)	The undersigned (i) has full power and authority to tender the Novatel Wireless Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such Novatel Wireless Notes and (ii) either has full power and authority to consent to the proposed amendments to the Novatel Wireless Indenture set forth in the Supplemental Indenture and the Novatel Wireless Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority.

(2)	The Novatel Wireless Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and, upon acceptance of such Novatel Wireless Notes by Inseego, Inseego will acquire good, indefeasible and unencumbered title to such Novatel Wireless Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by Inseego.

(3)

The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Inseego to be necessary or desirable to complete the sale, assignment and transfer of the Novatel

Wireless Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of the Supplemental Indenture.

(4)	The undersigned acknowledges that neither Inseego, nor Novatel Wireless, has, except for the information included or incorporated by reference in the Prospectus (as supplemented to the Expiration Date), and none of the dealer manager, the exchange agent, the information agent or the trustee under the Novatel Wireless Indenture and the Inseego Indenture or any other person has, made any statement, representation or warranty, express or implied, to it with respect to Inseego, Novatel Wireless, the exchange offer or the consent solicitation.

(5)	The undersigned has received and reviewed the information included or incorporated by reference in the Prospectus.

(6)	The Terms and Conditions of the exchange offer and consent solicitation shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

We do not view the certification made by the undersigned that he or she has “received and reviewed the information included or incorporated by reference in the Prospectus” as a waiver of liability, and we agree not to assert that such provision constitutes a waiver of liability.

The undersigned understands that consents may be revoked and tenders of Novatel Wireless Notes may be withdrawn only prior to the Expiration Date of the exchange offer. A holder’s valid withdrawal of tendered Novatel Wireless Notes prior to the Expiration Date will constitute the concurrent valid revocation of such holder’s related consent. A notice of withdrawal with respect to tendered Novatel Wireless Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

Federal securities laws may require the exchange offer and consent solicitation to remain open for a minimum period of time following any material changes to the terms of the exchange offer and consent solicitation or the information concerning the exchange offer and consent solicitation. The length of that minimum duration will depend upon the facts and circumstances of such change, including the relative materiality of the change.

In accordance with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Novatel Wireless Notes sought, the exchange offer and consent solicitation will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Novatel Wireless Notes. We may choose to extend the exchange offer for any reason, in our sole discretion, by giving notice of such extension at any time at or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Novatel Wireless Notes Tendered and in Respect of Which Consents Are Delivered” for any book-entry transfers of Novatel Wireless Notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any book-entry transfers of Novatel Wireless Notes not accepted for exchange in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that Inseego has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any Novatel Wireless Notes from the holder(s) thereof if Inseego does not accept for exchange any of the principal amount of the Novatel Wireless Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering Novatel Wireless Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT NOVATEL WIRELESS NOTES

ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W-9 OR, IF APPLICABLE, FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the Novatel Wireless Indenture and the Novatel Wireless Notes (and to the execution of the Supplemental Indenture effecting such amendments) with respect to, the principal amount of Novatel Wireless Notes indicated in the table above entitled “Description of Novatel Wireless Notes Tendered and in Respect of Which Consents Are Delivered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of Novatel Wireless Notes

X

X

Dated:                                                      , 201

(The above lines must be signed by the registered holder(s) of Novatel Wireless Notes as the name(s) appear(s) on the Novatel Wireless Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If any Novatel Wireless Notes to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by Inseego, submit evidence satisfactory to Inseego of such person’s authority so to act. See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

See Instruction 4.

Certain signatures must be guaranteed by a Medallion Signature Guarantor.

Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated:                         , 201

SPECIAL PAYMENT INSTRUCTIONS

(See instructions 2, 4 and 5)

To be completed ONLY if Novatel Wireless Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

☐	Credit any unexchanged Novatel Wireless Notes delivered by book-entry transfer to the DTC account number set forth below:

(DTC Account Number)

Name of Account Party:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER AND

CONSENT SOLICITATION

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders either if certificates are to be forwarded herewith or if tenders of Novatel Wireless Notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Certificates for all physically tendered Novatel Wireless Notes or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Novatel Wireless Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the Expiration Date.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the exchange offer by causing DTC to transfer Novatel Wireless Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the Expiration Date. The exchange agent will make available its general participant account at DTC for the Novatel Wireless Notes for purposes of the exchange offer and the consent solicitation. Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to Inseego, Novatel Wireless, DTC, the trustee or the dealer manager.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested and proper insurance is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose Novatel Wireless Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee, should be aware that such custodial entity may have deadlines earlier than the Expiration Date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s Novatel Wireless Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which their Novatel Wireless Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

None of Inseego, the exchange agent or the dealer manager is under any obligation to notify any tendering holder of Inseego’s acceptance of tendered Novatel Wireless Notes prior to the expiration of the exchange offer.

2. Delivery of Inseego Notes. Inseego Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of Novatel Wireless Notes Tendered and in Respect of Which Consents Are Delivered.” Failure to do so will render a tender of Novatel Wireless Notes defective and Inseego will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities through DTC) to arrange for receipt of any Inseego Notes delivered pursuant to the exchange offer and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tender of Novatel Wireless Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Novatel Wireless Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the tendered Novatel Wireless Notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or

•	the Novatel Wireless Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Exchange Act (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the Novatel Wireless Notes are registered in the name of a person other than the signer of this Letter of Transmittal, or if Novatel Wireless Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Novatel Wireless Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the Novatel Wireless Notes tendered are held by two or more registered holders, each of the registered holders must sign this Letter of Transmittal.

If a number of Novatel Wireless Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such Novatel Wireless Notes.

If this Letter of Transmittal is signed by the registered holder(s) of the Novatel Wireless Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Novatel Wireless Notes) listed and tendered hereby, no endorsements of the tendered Novatel Wireless Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Novatel Wireless Notes, the registered holder (or acting holder) must either validly endorse the Novatel Wireless Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered holder(s) appear(s) on the Novatel Wireless Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Novatel Wireless Notes, exactly as the name of such participant appears on such security position listing), with the signature on the Novatel Wireless Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the Novatel Wireless Notes are tendered for the account of an eligible institution).

If Novatel Wireless Notes are to be tendered by any person other than the person in whose name the Novatel Wireless Notes are registered, the Novatel Wireless Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the Novatel Wireless Notes, with the signature(s) on the Novatel Wireless Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

Inseego will not accept any alternative, conditional or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Novatel Wireless Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Inseego, evidence satisfactory to Inseego of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Novatel Wireless Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such Novatel Wireless Notes.

5. Special Payment Instructions. If Novatel Wireless Notes tendered by book-entry transfer and not accepted for exchange are to be credited to a DTC account other than as indicated in the table entitled “Description of Novatel Wireless Notes Tendered and in Respect of Which Consents Are Delivered,” the signer of this Letter of Transmittal should complete the “Special Payment Instructions” box on this Letter of Transmittal.

6. Transfer Taxes. Inseego will pay all transfer taxes, if any, applicable to the transfer and sale of Novatel Wireless Notes to Inseego in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders of Novatel Wireless Notes (or other payees) pursuant to the exchange offer and consent solicitation. To avoid such backup withholding, each tendering holder of Novatel Wireless Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or payments made with respect to Novatel Wireless Notes exchanged pursuant to the exchange offer and consent solicitation may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal fines and penalties. See IRS Form W-9 for additional information. Certain holders (including, among others, certain foreign persons) are exempt from these backup withholding requirements. Exempt holders (other than foreign holders) should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign holders may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting that the holder is not a U.S. person as defined in the Internal Revenue Code of 1986, as amended. The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent.

If backup withholding applies, the exchange agent is required to withhold on any payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Inseego and Novatel Wireless reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Novatel Wireless Notes will be determined by Inseego in its sole discretion, which determination will be final and binding. Inseego reserves the absolute right to reject any and all tenders of Novatel Wireless Notes not in proper form or any Novatel Wireless Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Inseego also reserves the absolute right to waive any defect or irregularity in tenders of Novatel Wireless Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the Terms and Conditions of the exchange offer and consent solicitation (including this Letter of Transmittal and the instructions hereto) by Inseego shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Novatel Wireless Notes must be cured within such time as Inseego shall determine. None of Inseego, Novatel Wireless, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Novatel Wireless Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Novatel Wireless Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Novatel Wireless Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date of the exchange offer or the withdrawal or termination of the exchange offer.

9. Waiver of Conditions. Inseego reserves the absolute right to amend or waive any of the conditions to the exchange offer and consent solicitation, except the condition that the registration statement relating to the Inseego Notes has been declared effective by the SEC. All conditions to the exchange offer must be satisfied or, where permitted, waived, on or prior to the Expiration Date.

10. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Corresponding Consents.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

The exchange agent and information agent for the Exchange Offer and the Consent Solicitation is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Peter Aymar	By Regular, Registered or Certified Mail, By Overnight Courier or By Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Peter Aymar	For Information or Confirmation: (212) 232-3235

Any questions or requests for assistance may be directed to the dealer manager at the address and telephone numbers set forth below. Requests for additional copies of this prospectus and the letter of transmittal and consent may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offer and the consent solicitation.

The dealer manager for the Exchange Offer and the Consent Solicitation is:

Jefferies LLC 520 Madison Avenue New York, NY Attention: Equity Capital Markets (212) 284-8137